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                                                                    Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Screaming Media.com Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 28, 1999, relating to the financial statements of Screaming Media.com Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                   Sincerely,



                                   /s/ DAVID TARLOW & CO., C.P.A., P.C.
                                   ------------------------------------
                                   David Tarlow & Co., C.P.A., P.C.






New York, New York
March 27, 2000